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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Stock Option Plan of ClinTrials Research Inc. of our report dated January 26, 1996, with respect to the consolidated financial statements of ClinTrials Research Inc. incorporated by reference in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1995 and the financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                            Ernst & Young LLP


Nashville, Tennessee
July 16, 1996